EXHIBIT 23.2

               LETTER OF CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 20, 1996 on the consolidated balance sheets of Quitral-Co S.A.I.C. and its subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993, included in Pride Petroleum Services, Inc.'s Proxy Statement/Prospectus dated January 31, 1997 relating to a special meeting of its shareholders to be held on February 21, 1997 and its Form 8-K/A filed June 4, 1996 and incorporated by reference herein and to all references to our firm included in or made a part of this Registration Statement on Form S-3 by Pride Petroleum Services, Inc.


                                            PISTRELLI, DIAZ Y ASOCIADOS

                                            ENRIQUE C. GROTZ
                                            Partner

Buenos Aires, Argentina
February 5, 1997